Exhibit 10.1

FIRST AMENDMENT AND COMMITMENT INCREASE AGREEMENT

Dated as of September 8, 2021

among

DREAM FINDERS HOMES, INC.,
as Borrower,

BANK OF AMERICA, N.A.,
as Administrative Agent
and
an L/C Issuer,

The Other L/C Issuers Party Hereto,

and

The Other Lenders Party Hereto

U.S. BANK NATIONAL ASSOCIATION
D/B/A HOUSING CAPITAL COMPANY,
and
FLAGSTAR BANK, FSB,
as
Syndication Agents

BMO HARRIS BANK N.A.,
as
Documentation Agent

BOFA SECURITIES, INC.,
as
Sole Bookrunner

BOFA SECURITIES, INC.,
U.S. BANK NATIONAL ASSOCIATION
D/B/A HOUSING CAPITAL COMPANY,
and
FLAGSTAR BANK, FSB,
as
Joint Lead Arrangers

FIRST AMENDMENT AND COMMITMENT INCREASE AGREEMENT

THIS FIRST AMENDMENT AND COMMITMENT INCREASE AGREEMENT (this “Amendment”) is dated as of September 8, 2021, by and among DREAM FINDERS HOMES, INC., a Delaware corporation (“Borrower”), BANK OF AMERICA, N.A., as administrative agent for the lenders (in such capacity, “Administrative Agent”), and the Lenders (defined below) party hereto.

W I T N E S S E T H

A.          Reference is made to the Credit Agreement, dated as of January 25, 2021, by and among Borrower, each of the Lenders defined therein (collectively, together with the New Lenders defined below, “Lenders”), Administrative Agent and the other parties thereto (as renewed, extended, modified, and amended from time to time prior to the date hereof, the “Credit Agreement”).  Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

B.           Pursuant to Section 2.14 of the Credit Agreement, Borrower has requested an increase in the Aggregate Commitments.

C.          Each New Lender identified on the signature pages hereof (each, a “New Lender” and collectively, “New Lenders”) has agreed to join the Credit Agreement as a Lender and provide a Commitment thereunder, and certain Lenders identified on the signature pages hereof (each, an “Increasing Lender” and collectively, the “Increasing Lenders”) have agreed to increase their existing Commitments under the Credit Agreement, in each case, to accommodate Borrower’s request.

D.          The parties hereto have also agreed to amend certain terms and provisions of the Credit Agreement as more particularly described herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.            Amendments.  On and after the Effective Date (defined below):

(a)          The following definitions are hereby added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“Acquisition” means a transaction or series of transactions resulting in acquisition of a business, division, or all or substantially all of the assets of a Person, acquisition of record or beneficial ownership of the equity interests of a Person, or merger, consolidation or combination of a Person with or into another Person.

“Credit Party” has the meaning set forth in Section 9.12.

“Debt to Capitalization Surge Period” has the meaning set forth in Section 7.13(a).

“Earnout Obligations” means contingent earnout obligations payable to one or more sellers incurred in connection with an Acquisition.

“MHI Acquisition” means the Acquisition by the Loan Parties of the assets of McGuyer Homebuilders, Inc.

“Rescindable Amount” has the meaning set forth in Section 2.11(b)(ii).

(b)         The definitions of “Indebtedness,” “Interest Period” and “Tangible Net Worth” in Section 1.01 of the Credit Agreement are hereby deleted in their entireties and replaced with the following:

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)          all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)         all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, comfort letters, keep-well agreements, capital maintenances agreements and similar instruments, to the extent such instruments and agreements support financial, rather than performance, obligations;

(c)          net obligations of such Person under any Swap Contract;

(d)         all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created and (ii) Earnout Obligations);

(e)       indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)          Capital Leases and Synthetic Lease Obligations;

(g)         all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Stock or other equity interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)          all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a

Eurodollar Rate Loan and ending on the date one, three or six months thereafter (in each case, subject to availability), as selected by Borrower in its Loan Notice; provided that:

(a)          any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)          any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)          no Interest Period shall extend beyond the Maturity Date.

“Tangible Net Worth” means, for the Consolidated Group as of any date of determination, (a) total equity on a consolidated basis determined in accordance with GAAP, minus (b) all intangible assets on a consolidated basis determined in accordance with GAAP, excluding the portion of goodwill attributable to Earnout Obligations, plus (c) all depreciation determined in accordance with GAAP.

(c)          Section 2.11(b)(ii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(ii)          Payments by Borrower; Presumptions by Administrative Agent. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable L/C Issuer, as the case may be, the amount due. With respect to any payment that Administrative Agent makes for the account of the Lenders or any L/C Issuer hereunder as to which Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) Borrower has not in fact made such payment; (2) Administrative Agent has made a payment in excess of the amount so paid by Borrower (whether or not then owed); or (3) Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable L/C Issuers, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

(d)          Section 2.14(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a)        Request for Increase. Provided there exists no Default, upon notice to Administrative Agent (which shall promptly notify the Lenders), Borrower may from time to time, request an increase in the Aggregate Commitments (which increase may take the form of additional Commitments, new revolving loan tranches, new term loan tranches or any combination of the foregoing) to an amount (for all such requests) not exceeding $1,050,000,000; provided that any such request for an increase shall be in a minimum amount of $25,000,000 (or such lesser amount approved by Administrative Agent in writing). At the time of sending such notice, Borrower (in consultation with Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(e)          The hanging paragraph following Section 3.03(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

then, in the case of clauses (i)-(iii) above, on a date and time determined by Administrative Agent (any such date, the “LIBOR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and shall occur within a reasonable period of time after the occurrence of any of the events or circumstances under clauses (i), (ii) or (iii) above and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, LIBOR will be replaced hereunder and under any Loan Document with, subject to the proviso below, the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “LIBOR Successor Rate”; and any such rate before giving effect to the Related Adjustment, the “Pre-Adjustment Successor Rate”):

(f)          Section 7.03 of the Credit Agreement is hereby amended to (i) delete “and” in clause (h) thereof; (ii) replace “.” with “; and” in clause (i) thereof; and (iii) add a new clause (j) in appropriate alphabetical order to read in its entirety as follows:

(j)         obligations under contracts to purchase real property in the ordinary course of business so long as such obligations are not evidenced by a promissory note and are not secured by a Lien on any property or other assets of any member of the Consolidated Group.

(g)          Section 7.13(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a)         Maximum Debt to Capitalization Ratio. Permit the Debt to Capitalization Ratio as of the last day of any fiscal quarter of Borrower to be greater than the ratio set forth below opposite such fiscal quarter, provided that, as of the last day of the fiscal quarter in which the MHI Acquisition occurred and the fiscal quarter immediately following such fiscal quarter (such period, a “Debt to Capitalization Surge Period”), the Debt to Capitalization Ratio may not be greater than the applicable ratio set forth below in the “Debt to Capitalization Surge Period Ratio” column:

Four Fiscal Quarters Ending	Maximum Debt to Capitalization Ratio	Debt to Capitalization Surge Period Ratio
Closing Date through December 2021	65.00%	70.00%

January 2022 through December 2022	62.50%	67.50%
January 2023 and each fiscal quarter thereafter	60.00%	65.00%

(h)          Article IX of the Credit Agreement is hereby amended to add the following new Section 9.12 in appropriate numerical order:

9.12       Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time Administrative Agent makes a payment hereunder in error to any Lender or any L/C Issuer (the “Credit Party”), whether or not in respect of an Obligation due and owing by Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.

(i)          Exhibit A of the Credit Agreement is hereby replaced with Exhibit A attached hereto.

(j)          All references in the Loan Documents to the Credit Agreement shall henceforth include references to the Credit Agreement, as modified and amended hereby, and as may, from time to time, be further amended, modified, extended, renewed, and/or increased.

(k)         Any and all of the terms and provisions of the Loan Documents are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.

2.           Lender Joinders. Subject to the terms and conditions set forth herein,

(a)          Each New Lender hereby (i) agrees to become a “Lender” under the Credit Agreement; (ii) joins in, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement, to the same extent as if such New Lender were an original signatory thereto; and (iii) agrees to provide a Commitment to Borrower under the Credit Agreement on the Effective Date in the amount set forth opposite such New Lender’s name on Schedule 2.01A attached hereto; and

(b)       Each New Lender hereby (i) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby; and (ii) agrees that it will (A) independently and without reliance on Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

3.          Increasing Lenders. Subject to the terms and conditions set forth herein, each Increasing Lender hereby agrees to increase its Commitment on the Effective Date to equal the amount set forth opposite such Increasing Lender’s name on Schedule 2.01A attached hereto. Each Increasing Lender hereby represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby.

4.          Commitment Schedule; Reallocations. Upon the effectiveness of this Amendment, Borrower, Administrative Agent and Lenders shall make such reallocations, sales, assignments and other relevant actions in respect of each Lender’s Loans as are necessary in order that such Lender’s Loans reflect such Lender’s Applicable Percentage of the outstanding Aggregate Commitments on the Effective Date, and (unless otherwise waived by a Lender in its sole discretion) Borrower agrees to compensate each Lender for any loss, cost or expense incurred by such Lender in connection with the reallocation described above, in each case on the terms and in the manner set forth in Section 3.05 of the Credit Agreement.

5.           Representations and Warranties. Borrower hereby represents and warrants that:

(a)         Borrower has the power to execute and deliver this Amendment and to perform its obligations hereunder; and Borrower has duly authorized such execution, delivery and performance.

(b)          This Amendment constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as limited by Debtor Relief Laws and the applicable of general principles of equity (regardless of whether such enforceability is considered in proceedings in equity or at law).

(c)       The representations and warranties of Borrower in the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct on and as of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date and except that for purposes of this paragraph, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement.

(d)          No Default has occurred and is continuing or would result from giving effect to this Amendment.

(e)          The conditions set forth in Section 2.14 of the Credit Agreement have been satisfied as of the date hereof.

6.         Conditions Precedent. The effectiveness of this Amendment (such date of effectiveness, the “Effective Date”) is subject to satisfaction of the following conditions precedent:

(a)        Administrative Agent shall have received this Amendment, duly executed and delivered by each New Lender, each Increasing Lender, and other Lenders constituting Required Lenders, the L/C Issuers, Administrative Agent, and Borrower;

(b)          A Note for each New Lender (to the extent requested by such Lender);

(c)       Administrative Agent shall have received a certificate of each Loan Party dated as of the date hereof (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to this Amendment, and (ii) in the case of Borrower, certifying that, before and after giving effect to this

Amendment, (A) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this paragraph, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement, and (B) no Default exists or would result from giving effect to this Amendment;

(d)          (x) upon the reasonable request of any Lender made at least fifteen days prior to the date hereof, Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least ten (10) days prior to the date hereof and (y) at least ten (10) days prior to the date hereof, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party;

(e)          the representations and warranties set forth herein shall be true and correct;

(f)          no Default shall have occurred and be continuing or would result from giving effect to this Amendment;

(g)         payment by Borrower of all fees and other amounts due and payable on or prior to the date hereof, including, without limitation, any applicable fees set forth in any applicable Fee Letter or any other Loan Document, and reimbursement or payment of all costs and expenses required to be reimbursed or paid by Borrower hereunder, including all fees, charges and disbursements of counsel to Administrative Agent (directly to such counsel if requested by Administrative Agent); and

(h)       receipt by Administrative Agent of such other documents or instruments as Administrative Agent may reasonably require to evidence the increase in the Commitment of any Lender and to ratify each Loan Party's continuing obligations under the Credit Agreement and under the other Loan Documents.

7.            Miscellaneous.

(a)          Borrower hereby ratifies, confirms and agrees that, following the effectiveness of this Amendment: (i) the Loan Documents shall remain in full force and effect; and (ii) all guaranties and assurances granted, conveyed, assigned or otherwise in favor of Administrative Agent under the Loan Documents are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee and assure full payment and performance of the present and future Obligations.

(b)          This Amendment shall constitute one of the Loan Documents.

(c)         This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Amendment may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. This Amendment, together with the Credit Agreement and the other Loan Documents, embodies the entire agreement and understanding relating to the subject matter hereof.

(d)       Unless stated otherwise (i) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (ii) headings and captions may not be construed in interpreting provisions, and (iii) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable.

(e)          The amendments set forth herein are limited precisely as written and shall not be deemed: (i) to be a consent under or waiver of any other term or condition in the Credit Agreement or any of the other Loan Documents; or (ii) to prejudice any right or rights which Administrative Agent and Lenders now have or may have in the future under, or in connection with the Credit Agreement, as amended hereby, the other Loan Documents or any of the other documents referred to herein or therein.

(f)          This Amendment may be in the form of an Electronic Record (and may be delivered by e-mail or facsimile) and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same letter agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Bank of America, N.A. of a manually signed paper Communication which has been converted into electronic form (such as scanned into pdf format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. For purposes hereof, (a) “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time and (b) “Communication” shall mean this Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first stated above.

BORROWER:

DREAM FINDERS HOMES, INC.

By:	/s/ Patrick O. Zalupski
	Name:	Patrick O. Zalupski
	Title:	President

Signature Page to
First Amendment and Commitment Increase Agreement

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ William Campano
Name:	William Campano
Title:	Senior Vice President

Signature Page to
First Amendment and Commitment Increase Agreement

LENDERS:

BANK OF AMERICA, N.A., as an Increasing Lender and an L/C Issuer

By:	/s/ William Campano
Name:	William Campano
Title:	Senior Vice President

Signature Page to
First Amendment and Commitment Increase Agreement

U.S. BANK NATIONAL ASSOCIATION, d/b/a HOUSING CAPITAL COMPANY, as a Lender and an L/C Issuer

By:	/s/ Jamie Miller
Name: Jamie Miller
Title: Senior Vice President

Signature Page to
First Amendment and Commitment Increase Agreement

AMERIS BANK, as an Increasing Lender

By:	/s/ Steve Felske
Name: Steve Felske
Title: VP

Signature Page to
First Amendment and Commitment Increase Agreement

ZIONS BANCORPORATION, N.A. DBA VECTRA BANK COLORADO, as an Increasing Lender

By:	/s/ Shane Frazier
Name: Shane Frazier
Title: VP

Signature Page to
First Amendment and Commitment Increase Agreement

BMO HARRIS BANK N.A., as an Increasing Lender

By:	/s/ Michael M. Mattick
Name: Michael M. Mattick
Title: Vice President

Signature Page to
First Amendment and Commitment Increase Agreement

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Edward McKenna
Name: Edward McKenna
Title: Authorized Signatory

Signature Page to
First Amendment and Commitment Increase Agreement

SYNOVUS BANK, as an Increasing Lender

By:	/s/ Michael Sawicki
Name: Michael Sawicki
Title: Director Corporate Banking

Signature Page to
First Amendment and Commitment Increase Agreement

FLAGSTAR BANK, FSB, as an Increasing Lender

By:	/s/ Drew Szilagyi
Name: Drew Szilagyi
Title: Vice President

Signature Page to
First Amendment and Commitment Increase Agreement

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, as an Increasing Lender

By:	/s/ Misty Lieb-Banatyne
Name: Misty Lieb-Banatyne
Title: Senior Vice President

Signature Page to
First Amendment and Commitment Increase Agreement

FIRST NATIONAL BANK OF PENNSYLVANIA, as a New Lender

By:	/s/ Jay Hall
Name: Jay Hall
Title: Senior Vice President

Signature Page to
First Amendment and Commitment Increase Agreement

HOMETRUST, as a New Lender

By:	/s/ Justin Dunn
Name: Justin Dunn
Title: SVP

Signature Page to
First Amendment and Commitment Increase Agreement

HANCOCK WHITNEY, as a New Lender

By:	/s/ Elizabeth L. Spangle
Name: Elizabeth L. Spangle
Title: Vice President

Signature Page to
First Amendment and Commitment Increase Agreement

To induce Administrative Agent, Lenders, and L/C Issuers to enter into this Amendment, the undersigned hereby (a) consent and agree to its execution and delivery and the terms and conditions thereof, (b) agree that this document in no way releases, diminishes, impairs, reduces, or otherwise adversely affects any guaranties, assurances, or other obligations or undertakings of any of the undersigned under any Loan Documents, (c) confirms and ratifies its continuing unconditional obligations as a Guarantor under the Guaranty, as it may be amended or otherwise modified hereby, with respect to all of the Guaranteed Obligations (as defined therein), and (d) waive notice of acceptance of this Amendment, which Amendment binds each of the undersigned and their respective successors and permitted assigns and inures to the benefit of Administrative Agent, the L/C Issuers and Lenders and their respective successors and permitted assigns.

GUARANTORS:

DREAM FINDERS HOMES, LLC H&H CONSTRUCTORS OF FAYETTEVILLE, LLC VILLAGE PARK HOMES, LLC DFH LAND, LLC DFH WILDWOOD, LLC DFH MANDARIN, LLC

By:	/s/ Robert E. Riva, Jr.
	Name:	Robert E. Riva, Jr., Esq.
	Title:	General Counsel and Vice President

DREAM FINDERS HOLDINGS LLC

By:	/s/ Robert E. Riva, Jr.
	Name:	Robert E. Riva, Jr., Esq.
	Title:	General Counsel and Vice President

Signature Page to
First Amendment and Commitment Increase Agreement

SCHEDULE 2.01A

COMMITMENTS AND APPLICABLE PERCENTAGES

EXHIBIT A

FORM OF LOAN NOTICE